Exhibit 10.30

Sales Agency Agreement

Party A: Zibo Mintai Real Estate Development Co., Ltd
Domicile: No.28, Road Beixi Wu, Zhangdian District, Zibo

Party B: Shandong the Fifth Season Commercial Investment Co., Ltd
Domicile: No.9, Da Street, Boshan District, Zibo

After friendly consultation, and in accordance with the relevant PRC’ laws and regulations, Party A hereby entrusts Party B (with exclusive rights) to sell the premises which located in No. 26, Xingyuan Xi, Zhangdian District, Zibo, Shandong Province and were developed and owned by Party A.

Number 1: Cooperation Method and Scope

Party A appoints Party B as the exclusive sales agent to sell the premises of Mintai Builing (Project Site Selection No: 2006-03 No.1, Construction Site Planning Permit No: 2006-03-1, Project Planning Certificate No: 2006-03-01-07, Construction Permit No: 37030320060048, Land Use Right Certificate No: (ZI) GUO YONG (2004) No. A01662, (ZI) GUO YONG (2006) No. A02322, (ZI) GUO YONG (2007) No. A02265, (ZI) GUO YONG (2007) No. A02266) located in No. 26, Xingyuan Xi, Zhangdian District, Zibo, Shandong Province as indicated by Party A.

The agreed premises of Mintai Building to be sold by Party B are the second floor underground, the first floor, the second floor and the eighth to twentieth floors; the gross building area is 53797.29 square meters.

Number 2: Term of Cooperation

The term of this sales agency contract is from April 1, 2011 to April 1, 2013 and lasts for 24 months. This contract shall be automatically renewed for 12 months in the event that no objections are raised by any party 30 days before the expiration of this contract. Where this contract expires, this contract shall be terminated in accordance with the termination provisions of this contract if any party proposes to terminate this contract.

Number 3: Burden of Expense

All of the promotion expenses with respect to this project (including and without limitation to the newspaper and television advertising, printing promotional materials and so on) shall be borne by Party A.

The costs and ordinary expenditures of the sales personnel shall be borne by Party B.

Number 4: Selling Price

The total selling price agreed by both parties is RMB 255,220,000, particularly:

(1) The gross building area of the first and second floors are 8763.14 square meters, the average price shall be RMB 7350 per square meter; the total amount of sales with respect to these premises is RMB 64, 409,079;
(2) The gross building area of the eighth to the twentieth floors are 39967.2 square meters, the average price shall be RMB 4500 per square meter; the total amount of sales with respect to these premises is RMB 179,852,400;
(3) The gross building area of the second floor underground is 5066.9 square meters, the average price shall be RMB 1016 per square meter; the total amount of sales with respect to these premises is RMB 10,893,835.

Party B is entitled to sell at a higher price according to the market situation. Party A shall bear all the taxes occurred due to the real estate transactions.

Number 5: Agency Commission

(1) Where the actual selling price exceeds the total agreed selling price, the part in excess of the agreed selling price shall be shared by both parties in a proportion of 20:80 (Party A: Party B). The agency commission of Party B shall be payable by Party A with RMB currency.
(2) The agreed selling price of RMB 255,220,000 shall be payable by Party B to Party A’s designated account as the follows:

Party B shall pay to Party A the advance deposit of RMB 208,000,000 within 30 days after signing of this contract. Party A is under duty to cooperate with Party B for handover procedures, where the handover is not completed within 1 month due to Party A’s faults or omissions, Party B is entitled to terminate the contract, and Party A shall refund the advance deposit to Party B.

The remainder of the aggregate agreed selling price shall be payable by Party B in 12 months as it may be subject to the selling process.

Number 6: Handover of Premises

Both parties shall handle all of the handover procedures pursuant to this contract. Any relevant fees arising before handover, including and without limitation to water, electricity or gas fees, shall be borne by Party A; Party B shall bear all of the relevant fees occurred thereafter.

From the date handover is completed, any fruits, benefits in connection with these premises, and any benefits generated by the former acts or contracts shall be inherited and owned by Party B.

Number 7: Obligations of Party A

Party A guarantees that if any dispute arising by reason of the actual situation of Mintai Builiding is inconsistent with the materials provided by Party A or the property rights are not clear, Party A shall be liable for any responsibility occurred.

Number 8: Obligations of Party B

Party B shall stick to the agreed selling prices, and shall not offer any discount in any form to customers without the authorization of Party A.

Number 9: Amendment of Contract

This contract can be amended or supplemented if it is pursuant to the consensus reached by both parties; any amended or supplementary clauses shall have the same legal efficacy as this contract.

Number 10: Breach

Any party breaches the provisions under this contract, shall be liable to the other party for any direct losses resulting from such breach.

Where Party A suffers losses due to Party B’ omission in managing the relevant premises, Party B shall assume the liability.

Number 11: Other Matters

This contract shall be signed in two counterparts, and each party hold one respectively. This contract shall take effect after both parties have signed and sealed.

Any dispute arising in the process of performing this contract shall be settled by consultation or litigation.

Any matters have not been contemplated under this contract shall be clarified in the supplementary clauses to this contract. Without prejudice to the aforesaid provisions, any supplementary provisions to this contract shall be deemed as the integral part of this contract and shall have the same legal effects as this contract/

Party A: Zibo Mintai Real Estate Development Co., Ltd.
By: /seal/ Zibo Mintai Real Estate Development Co., Ltd.

Party B: Shandong the Fifth Season Commercial Investment Co., Ltd.
By: /seal/ Shandong the Fifth Season Commercial Investment Co., Ltd.